UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)   August 27, 2003

COGENTRIX ENERGY, INC.

(Exact name of registrant as specified in its chapter)

North Carolina	33-74254	56-1853081

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9405 Arrowpoint Boulevard, Charlotte, North Carolina 28273-8110

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code   (704) 525-3800

Item 5. Other Information.

Corporate Credit Facility — Forbearance Extension

     As a result of the maturity of the outstanding obligations (currently $145.0 million) under the Cogentrix Energy, Inc. (“CEI”) corporate credit facility in October 2003, CEI’s independent auditors expressed a going concern uncertainty in their report on CEI’s consolidated financial statements for the year ended December 31, 2002, which triggered an event of default under the corporate credit facility. On May 29, 2003, CEI executed a forbearance agreement with the lenders to the corporate credit facility pursuant to which the lenders agreed to forbear through July 31, 2003 from terminating their commitments or accelerating the outstanding obligations and demanding payment. Additionally, the lenders agreed to allow CEI to continue to convert to borrowings, drawings under outstanding letters of credit issued under the corporate credit facility during this forbearance period. On July 22, 2003, the forbearance period was extended through August 31, 2003.

     On August 27, 2003, the lenders granted CEI’s request to extend this forbearance period through September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENTRIX ENERGY, INC.

	By:	/s/ Thomas F. Schwartz

Date: August 29, 2003		Thomas F. Schwartz
Chief Financial Officer